UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2015

Unwired Planet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 South Virginia Street, Suite 201

Reno, Nevada 89501

(Address of Principal Executive Offices) (Zip Code)

(775) 980-2345

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2015, Unwired Planet, Inc. (the “Company”) announced that Boris Teksler would be joining the Company as Chief Executive Officer (“CEO”) of the Company. The Board of Directors (the “Board”) of the Company entered into an offer letter (the “Offer Letter”) on April 2, 2015 with Mr. Teksler for the position of CEO and President of the Company. Mr. Teksler’s employment with the Company will begin on June 1, 2015, unless an earlier start date is mutually agreed upon (the “Start Date”).

Mr. Teksler, age 44, has been the Senior Executive Vice President and President of the Technology Business Group at Technicolor since June 2013. Prior to Technicolor, from 2009 to 2013, he was the head of Patent Licensing and Strategy at Apple Inc. Mr. Teksler holds a B.S. in Computer Science from University of California, Davis.

Under the terms of the Offer Letter, Mr. Teksler will be paid a base salary at the rate of $1,000,000 per year and a one-time signing bonus of $100,000. In addition, the Board is expected to approve, in advance of the Start Date, the grant of an option to acquire shares of the Company’s common stock representing 4.5% of the Company’s issued and outstanding shares of common stock as of the date of Board approval, to be effective as of the Start Date. Mr. Teksler’s employment with the Company shall be at will, terminable by either the Company or Mr. Teksler at any time and for any reason, with or without cause; provided that in the event Mr. Teksler’s employment is terminated by the Company without cause (other than as a result of his death or disability) or by him for good reason, Mr. Teksler will be entitled to certain severance benefits, including continuation of his base salary for a period of twelve months. If a change in control of the Company occurs prior to the Start Date, Mr. Teksler will be entitled to certain benefits and payments under the Offer Letter.

Other than as set out in the Offer Letter, there are (a) no understandings or arrangements between Mr. Teksler and any other person pursuant to which he will be appointed as CEO and President of the Company and (b) Mr. Teksler has no material interest in any transaction or proposed transaction in which the Company is or is to be a party. Mr. Teksler has no family relationship with any director or executive officer of the Company.

In addition to serving as CEO and President, Mr. Teksler is expected to be nominated and appointed to serve as a director on the Company’s Board on or after the Start Date.

Item 7.01	Regulation FD Disclosure.

In connection with the Offer Letter with Mr. Teksler, the Company issued a press release on April 13, 2015, a copy of which is attached hereto as Exhibit 99.1.

The information furnished by the Company pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by Unwired Planet, Inc. on April 13, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unwired Planet, Inc.

	By:	/s/ Dean Witter III
Dated: April 13, 2015	Name:	Dean Witter III
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Unwired Planet, Inc. on April 13, 2015.